UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 22, 2013

NeuStar, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32548	52-2141938
(State or other jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21575 Ridgetop Circle Sterling, Virginia	20166
(Address of principal executive offices)	(Zip Code)

(571) 434-5400

(Registrant’s telephone number, including area code.)

(Former name and former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Indenture

On January 22, 2013, NeuStar, Inc. (the “Company” or “Neustar”) closed its previously announced offering of $300 million aggregate principal amount of 4.50% senior notes due 2023 (the “Notes”) to qualified institutional buyers pursuant to Rule 144A, and outside of the United States pursuant to Regulation S, under the Securities Act of 1933, as amended (the “Securities Act”). The Notes were issued pursuant to an indenture, dated as of January 22, 2013, among the Company, certain of Neustar’s domestic subsidiaries (the “Subsidiary Guarantors”) and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Indenture”). The Notes are the general unsecured senior obligations of Neustar and are guaranteed on a senior unsecured basis by the Subsidiary Guarantors. The Company will use the net proceeds from the issuance of the notes, together with the amounts borrowed under the Term Facility (as defined below) to refinance its current debt obligations.

Interest is payable on the Notes semi-annually in arrears at an annual rate of 4.50%, on January 15 and July 15 of each year, beginning on July 15, 2013. The Notes will mature on January 15, 2023. Interest will accrue from January 22, 2013.

At any time and from time to time prior to July 15, 2016, the Company may redeem up to a maximum of 35% of the original aggregate principal amount of the Notes with the proceeds of certain equity offerings, at a redemption price equal to 104.50% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that: (i) at least 65% of the original aggregate principal amount of the Notes remains outstanding; and (ii) the redemption occurs within 90 days of the completion of such equity offering upon not less than 30 nor more than 60 days prior notice.

Prior to January 15, 2018, the Company may redeem some or all of the Notes by paying a “make-whole” premium based on U.S. Treasury rates. During the 12-month period commencing on January 15 of the relevant year listed below, the Company may redeem some or all of the Notes at the prices listed below, plus accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date): 2018 at a redemption price of 102.25%; 2019 at a redemption price of 101.50%; 2020 at a redemption price of 100.75%; and 2021 and thereafter at a redemption price of 100.00%. If the Company experiences certain kinds of change of control together with a ratings downgrade, the Company is required to offer to purchase all of the Notes then outstanding at a purchase price equal to 101.00% of the principal amount thereof, plus accrued and unpaid interest, if any, to, the date of purchase. If the Company sells certain assets and does not repay certain debt or reinvest the proceeds of such sales within certain time periods, the Company is required to offer to repurchase the Notes with such proceeds at 100.00% of their principal amount, plus accrued and unpaid interest, if any, to the date of purchase.

The Indenture contains customary events of default, including, among other things, payment default, failure to provide certain notices under the Indenture and certain provisions related to bankruptcy events. The Indenture also contains customary negative covenants.

The foregoing description of the Indenture does not purport to be a complete statement of the parties’ rights and obligations under such agreement and is qualified in its entirety by reference to the Indenture, which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

The Notes and the related subsidiary guarantees have not been registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Registration Rights Agreement

On January 22, 2013, the Company entered into a registration rights agreement relating to the Notes, among the Company, the Subsidiary Guarantors and J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and RBC Capital Markets, LLC (the “Registration Rights Agreement”). The Registration Rights Agreement requires the Company and the Subsidiary Guarantors to, among other things: (i) file a registration statement with respect to a registered offer to exchange the Notes for new notes guaranteed by the subsidiary guarantors, with terms substantially identical terms in all material respects to the Notes (except that the new notes will not be subject to restrictions on transfer or to any increase in annual interest rate); (ii) use their reasonable best efforts to cause the applicable registration statement to become effective under the Securities Act; and (iii) promptly after the applicable registration statement is declared effective, initiate an exchange offer. In addition, under certain circumstances, the Company and the Subsidiary Guarantors may be required to file a shelf registration statement relating to resales of the Notes.

If (i) the exchange offer is not completed within 300 days after the date of original issuance of the Notes; (ii) a shelf registration statement, if required, has not become effective within 300 days after the date of original issuance of the Notes; (iii) if the Company receives a shelf request pursuant to the Registration Rights Agreement and the shelf registration statement required to be filed thereby has not become effective by the later of (a) 300 days after the date of original issuance of the Notes and (b) 120 days after delivery of such shelf request or (iv) any required registration statement is filed and declared effective but thereafter ceases to be effective in certain circumstances during the applicable period (each such event referred to in clauses (i) through (iv) above, a “Registration Default”), then the Company will be obligated to pay additional interest to each holder of the Notes that are subject to transfer restrictions, with respect to the first 90-day period immediately following the occurrence of a Registration Default, at a rate of 0.25% per annum on the principal amount of the Notes that are subject to transfer restrictions held by such holder. The amount of additional interest will increase by an additional 0.25% per annum with respect to each subsequent 90-day period until the Registration Default ends, up to a maximum increase of 1.00% per annum on the principal amount of the Notes that are subject to transfer restrictions.

The foregoing description of the Registration Rights Agreement does not purport to be a complete statement of the parties’ rights and obligations under such agreement and is qualified in its entirety by reference to the Registration Rights Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Credit Facility

On January 22, 2013, Neustar entered into (i) a credit agreement (the “2013 Credit Agreement”) with Morgan Stanley Senior Funding, Inc. (“Morgan Stanley Senior Funding”), as Administrative Agent, Initial Swing Line Bank and Collateral Agent, Morgan Stanley Bank, N.A., as Initial Issuing Bank, certain of Neustar’s domestic subsidiaries as guarantors thereunder (the “Guarantors”) and the other lenders party thereto (the “Lenders”) and (ii) a Security Agreement with Morgan Stanley Senior Funding, as Collateral Agent for the secured parties party thereto, and the Guarantors (the “2013 Security Agreement”, and, together with the 2013 Credit Agreement, the “Credit Facility”). The Credit Facility provides for: (i) a $325 million senior secured term loan facility (the “Term Facility”); (ii) a $200 million senior secured revolving credit facility (the “Revolving Facility” and together with the Term Facility, the “Facilities”), of which (a) $100 million is available for the issuance of letters of credit and (b) $25 million is available as a swingline subfacility; and (iii) incremental term loan facilities in an amount such that after giving effect to the incurrence of any such incremental loans, either (a) the aggregate amount of incremental loans does not exceed $400 million or (b) the Consolidated Secured Leverage Ratio on a pro forma basis after giving effect to any such increase would not exceed 2.50 to 1.00. The Revolving Facility and Term Facility mature on January 22, 2018. The entire $325 million Term Facility was borrowed on January 22, 2013, and used to refinance a portion of Neustar’s current debt obligations. Neustar did not draw any monies under the Revolving Facility.

Neustar’s obligations pursuant to the Facilities are guaranteed by the Guarantors and secured, with certain exceptions, by: (i) (a) a first priority security interest in all equity interests of Neustar’s direct and indirect domestic subsidiaries (other than as referenced below under clause (c)); (b) 65% of the outstanding voting equity interests and 100% of the non-voting equity interests of NeuStar Technologies Limited, an indirect subsidiary of Neustar, and first-tier foreign subsidiaries that are controlled foreign corporations; and (c) 65% of the outstanding voting equity interests of any domestic subsidiary of Neustar, the sole assets of which consist of stock of controlled foreign corporations; (ii) all present and future tangible and intangible assets of Neustar and the Guarantors; and (iii) all proceeds and products of the property and assets described in (i) and (ii) above.

The loans outstanding under the Facilities (the “Loans”) will bear interest, at Neustar’s option, either: (i) at the base rate, which is defined as the highest of (a) the federal funds rate plus 0.50%, (b) the interest rate published by the Wall Street Journal from time to time as the “U.S. Prime Rate” and (c) the adjusted LIBOR rate for a one-month interest period beginning on such day plus 1.00%; or (ii) at the LIBOR rate plus, in each case, an applicable margin. The applicable margin is (i) if the Consolidated Leverage Ratio is less than 2.00:1.00, 0.50% per annum for borrowings based on the base rate and 1.50% per annum for borrowings based on the LIBOR rate, or (ii) if the Consolidated Leverage Ratio is 2.00:1.00 or greater, 0.75% per annum for borrowings based on the base rate and 1.75% per annum borrowings based on the LIBOR rate.

Neustar may voluntarily prepay the Loans at any time in minimum amounts of $1 million or an integral multiple of $500,000 in excess thereof. The Facilities provide for mandatory prepayments with the net cash proceeds of certain debt issuances, insurance receipts, and dispositions. The Credit Facility also contains certain events of default, upon the occurrence of which, and so long as such event of default is continuing, the amounts outstanding may, at the option of the required Lenders, accrue interest at an increased rate and payments of such outstanding amounts could be accelerated, or other remedies undertaken pursuant to the Credit Facility, by the required Lenders.

In addition, Neustar and its subsidiaries are subject to certain affirmative and negative covenants under the Credit Facility, and the Credit Facility includes certain customary representations and warranties of Neustar.

Further, the Credit Facility contains terms that enable Neustar to ensure compliance with neutrality obligations to which it is subject, including neutrality-based restrictions on assignment and provisions that allow Neustar to replace or remove a Lender or participant to preserve Neustar’s ability to comply with its neutrality obligations.

The Lenders or their affiliates have in the past engaged, and may in the future engage, in transactions with and perform services, including commercial banking, financial advisory and investment banking services, for Neustar and its affiliates in the ordinary course of business for which they have received or will receive customary fees and expenses. In addition, affiliates of certain of the Lenders are providing advisory services to Neustar in connection with the senior unsecured note offering announced on January 7, 2013.

The foregoing descriptions of the 2013 Credit Agreement and the 2013 Security Agreement above are summaries and are qualified in their entirety by reference to copies of the 2013 Credit Agreement and the 2013 Security Agreement, which are attached as Exhibit 10.2 and Exhibit 10.3 to this Current Report on Form 8-K, respectively, and incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

On January 22, 2013, immediately prior to entering into the Credit Facility, Neustar terminated (a) the credit agreement, dated as of November 8, 2011, among Neustar, Morgan Stanley Senior Funding Inc., as administrative agent, initial swing line bank and collateral agent, and the guarantors, other agents and lenders party thereto (the “2011 Credit Agreement”), which was included as Exhibit 10.1 to Neustar’s Current Report on Form 8-K, as filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 8, 2011; and (b) the security agreement, dated November 8, 2011, among Neustar, Morgan Stanley Senior Funding Inc., as collateral agent for the secured parties thereto, and the subsidiaries of Neustar party thereto, which was included as Exhibit 10.2 to Neustar’s Current Report on Form 8-K, as filed with the SEC on November 8, 2011. Neustar repaid all existing indebtedness under the 2011 Credit Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following materials are attached as exhibits to this Current Report on Form 8-K:

Exhibit Number	Description

4.1	Indenture, dated as of January 22, 2013, among NeuStar, Inc., each of the subsidiary guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee.

10.1	Registration Rights Agreement, dated January 22, 2013, among NeuStar, Inc., the guarantors signatory hereto and J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and RBC Capital Markets, LLC.

10.2	Credit Agreement dated as of January 22, 2013 among NeuStar, Inc., Morgan Stanley Senior Funding Inc., as Administrative Agent, Initial Swing Line Bank and Collateral Agent, and the guarantors, other agents and lenders party thereto

10.3	Security Agreement dated January 22, 2013 among NeuStar, Inc., Morgan Stanley Senior Funding Inc., as Collateral Agent for the secured parties thereto, and the subsidiaries of NeuStar, Inc. party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 22, 2013	NEUSTAR, INC.

	By:	/s/ Paul S Lalljie
Name: Paul S Lalljie Title: Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description

4.1	Indenture, dated as of January 22, 2013, among NeuStar, Inc., each of the subsidiary guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee.

10.1	Registration Rights Agreement, dated January 22, 2013, among NeuStar, Inc., the guarantors signatory hereto and J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and RBC Capital Markets, LLC.

10.2	Credit Agreement dated January 22, 2013 among NeuStar, Inc., Morgan Stanley Senior Funding Inc., as Administrative Agent, Initial Swing Line Bank and Collateral Agent, and the guarantors, other agents and lenders party thereto

10.3	Security Agreement dated January 22, 2013 among NeuStar, Inc., Morgan Stanley Senior Funding Inc., as Collateral Agent for the secured parties thereto, and the subsidiaries of NeuStar, Inc. party thereto.